Exhibit 99.1

Inspire Veterinary Partners Announces Pricing of $4.0 Million Public Offering

Virginia Beach, VA, (February 9, 2024) (ACCESSWIRE) - - Inspire Veterinary Partners, Inc. (Nasdaq: IVP) (“Inspire” or the “Company”), an owner and provider of pet health care services throughout the U.S., today announced today the pricing of its “reasonable best efforts” public offering of shares of Class A common stock for gross proceeds of approximately $4.0 million, prior to deducting placement agent fees and other offering expenses payable by the Company.

The offering is expected to close on February 13, 2024, subject to customary closing conditions. The Company intends to use the net proceeds from this offering for strategic acquisitions, the engagement of external, third-party marketing and business consultants. working capital and general corporate purposes.

The public offering was comprised of 47,058,823 shares of Class A common shares and, at the option of purchasers, pre-funded warrants in lieu of shares, priced at a public offering price of $0.085 for one common share or pre-funded warrant (less the par value of each share of Class A common stock in the case of each pre-funded warrant). The pre-funded warrants are issuable to purchasers in lieu of shares of Class A common stock that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Class A common stock, if any such purchaser so chooses. Each pre-funded warrant is exercisable at any time to purchase one common share at an exercise price of $0.0001 per share.

Spartan Capital Securities, LLC is acting as sole placement agent in connection with this offering.

The securities described above are being offered pursuant to a registration statement on Form S-1, as amended (File No.# 333-276388) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 8, 2024. The offering is being made only by means of a prospectus which is a part of the Registration Statement. A preliminary prospectus relating to the offering has been filed with the SEC. Copies of the final prospectus relating to this offering, when available, will be filed with the SEC and may be obtained from Spartan Capital Securities, LLC, 45 Broadway, New York, NY 10006, or by telephone at (212) 293-0123. In addition, copies of the prospectus relating to the Offering may be obtained via the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Inspire Veterinary Partners, Inc.

Inspire Veterinary Partners is an owner/operator of veterinary hospitals in the US. As the Company expands, it expects to acquire additional veterinary hospitals, including general practice, mixed animal facilities, and critical and emergency care.

For more information, please visit: www.inspirevet.com.

Connect with Inspire Veterinary Partners, Inc.

Facebook

https://www.facebook.com/InspireVeterinaryPartners/

LinkedIn

https://www.linkedin.com/company/inspire-veterinary-partners/

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related to the satisfaction of customary closing conditions related to anticipated acquisitions, or factors that result in changes to the Company’s anticipated results of operations related to acquisitions. These and other risks and uncertainties are described more fully in the section captioned “Risk Factors” in the Company’s Registration Statements on Form S-1 filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact

TraDigital IR
Kevin McGrath
+1-646-418-7002
kevin@tradigitalir.com

General Inquires

Morgan Wood

Mwood@inspirevet.com

Source: Inspire Veterinary Partners, Inc.